Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 18, 2025, with respect to the consolidated financial statements of Glamoore Capital Group Company Limited, as of and for the years ended March 31, 2025 and 2024 in this Registration Statement on Form F-1 and the related Prospectus of Glamoore Capital Group Company Limited filed with the Securities and Exchange Commission.

Audit Alliance LLP

Singapore

December 16, 2025